EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

PUGET ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Senior Secured Notes of Puget Energy, Inc.	Rule 457	(o)	—	(1)	—	(2)	$1,000,000,000	(1)(3)	0.0000927	$92,700.00	(4)
Fees Previously Paid	—	—	—		—		—		—			—
Carry Forward Securities
Carry Forward Securities	—	—	—		—				—					—	—	—	—
	Total Offering Amounts								$1,000,000,000			$92,700.00
	Total Fees Previously Paid											$0
	Total Fee Offsets											$0
	Net Fee Due											$92,700.00	(4)

(1)	There are being registered hereunder an indeterminate principal amount of senior secured notes as will have an aggregate initial offering price not to exceed $1,000,000,000.
(2)

The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(3)

The proposed maximum aggregate offering price has been estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and is exclusive of accrued interest or distribution, if any. Pursuant to Rule 457(o), the registration fee is calculated on the maximum aggregate offering price of the securities listed, and the table does not specify information about the amount to be registered or the proposed maximum offering price per unit.

(4)	Previously paid in connection with the initial filing of Puget Energy, Inc.’s Registration Statement on Form S-3 filed February 25, 2022, Commission File No. 333-263015.

The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of that offering is $450,000,000.

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